UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 21, 2008

WILLIAM PENN BANCORP, INC.
(Exact name of Registrant as specified in its Charter)

United States	0-53172	37-1562563
(State or Other Jurisdiction of Incorporation)	(SEC Commission File No.)	(IRS Employer Identification Number)

8150 Route 13, Levittown, Pennsylvania	19057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(215) 945-1200

Not Applicable
(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

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NOTE: The Registrant is amending its previously filed Current Report on Form 8-K regarding its change in auditors to confirm that there were no disagreements or reportable events between the Registrant and its former auditor through the date of their dismissal.

WILLIAM PENN BANCORP, INC.

INFORMATION TO BE INCLUDED IN REPORT

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01.	Changes in Registrant’s Certifying Accountants.

On May 21, 2008, the Registrant’s Board of Directors approved the dismissal of Beard Miller Company LLP (“Beard Miller”) as the Registrant's independent certifying accountant. Beard Miller’s report on the Registrant's consolidated financial statements for the two fiscal years ended June 30, 2007 and 2006, did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended June 30, 2007 and 2006, as well as the interim period through the date of their dismissal, there were no disagreements or “reportable events” of the kind described in Item 304(a)(1)(v) of Regulation S-K between the Registrant and Beard Miller on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Beard Miller, would have caused them to make a reference to the subject matter of the disagreements or reportable events in connection with its reports.

On May 21, 2008, the Registrant’s Board of Directors selected S.R. Snodgrass, A.C. as its new independent certifying accountant. During the two most recent fiscal years and the subsequent interim period to the date of their engagement, the Registrant did not consult with S.R. Snodgrass, A.C. regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
16	Letter of concurrence from Beard Miller Company LLP to the SEC regarding change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

WILLIAM PENN BANCORP, INC.

Date:	June 30, 2008	By:	/s/ Charles Corcoran
Charles Corcoran
President and Chief Executive Officer
(Duly Authorized Officer)